Supplemental Operating and Financial Data
For the Quarter Ended March 31, 2011

Douglas Emmett, Inc.	TABLE OF CONTENTS

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  You should not rely on forward looking statements as predictions of future events.  Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern California and Honolulu; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Douglas Emmett, Inc.

CORPORATE DATA

Douglas Emmett, Inc.	CORPORATE DATA as of March 31, 2011

Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in submarkets in Southern California and Hawaii. The Company’s properties are concentrated in ten submarkets – Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills, Burbank, and Honolulu.  The Company focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities.

This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission.  We maintain a website at www.douglasemmett.com.

Number of office properties owned (1)	57
Square feet owned (in thousands) (1)	14,600
Office leased rate as of March 31, 2011 (1)	88.7%
Office occupied rate as of March 31, 2011 (1) (2)	86.7%
Office leased rate as of March 31, 2011 (excluding 7 properties owned by our unconsolidated real estate funds)	89.8%
Office occupied rate as of March 31, 2011 (excluding 7 properties owned by our unconsolidated real estate funds) (2)	87.9%
Number of multifamily properties owned	9
Number of multifamily units owned	2,868
Multifamily leased rate as of March 31, 2011	99.6%
Market capitalization (in thousands):
Total debt(3) (4)	$3,849,600
Common equity capitalization (5)	$2,932,045
Total market capitalization	$6,781,645
Debt/total market capitalization	56.8%
Common stock data (NYSE:DEI):
Range of closing prices (6)	$16.86 - $19.25
Closing price at quarter end	$18.75
Weighted average fully diluted shares outstanding (in thousands) (6) (7)	157,983
Shares of common stock outstanding on March 31, 2011 (in thousands) (8)	124,300

(1)
All properties are 100% owned except 7 properties totaling 1.8 million square feet owned by our unconsolidated real estate funds and a 78,000 square foot property owned by a consolidated joint venture in which we own a 66.7% interest.

(2)	Represents percent leased less signed leases not yet commenced.
(3)	Excludes non-cash loan premium.
(4)
Excludes one-third of the $16.14 million debt attributable to the noncontrolling interest in a consolidated joint venture; includes $190 million of debt attributable to the equity interests in our unconsolidated real estate funds.

(5)
Common equity capitalization represents the total number of outstanding shares of common stock and units in our operating partnership (OP) multiplied by the closing price of our stock at the end of the period.

(6)	For the quarter ended March 31, 2011.
(7)	Diluted shares represent ownership in our company through shares of common stock, OP units and other convertible equity instruments.
(8)	This amount represents undiluted shares, without including OP units and other convertible equity instruments.

Douglas Emmett, Inc.	INVESTOR INFORMATION

CORPORATE
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
(310) 255-7700

BOARD OF DIRECTORS

Dan A. Emmett Chairman of the Board Douglas Emmett, Inc	Leslie E. Bider Chief Executive Officer PinnacleCare

Dr. Andrea L. Rich
Former President and Chief Executive Officer
Los Angeles Museum of Art (LACMA)
Former Executive Vice Chancellor and Chief Operating Officer University of California Los Angeles (UCLA)

Jordan L. Kaplan Chief Executive Officer and President Douglas Emmett, Inc.	Ghebre Selassie Mehreteab Former Chief Executive Officer NHP Foundation	William Wilson III Managing Partner – Wilson Meany Sullivan, LLC Former Chairman – Cornerstone Properties, Inc.
Kenneth M. Panzer Chief Operating Officer Douglas Emmett, Inc.	Thomas E. O’Hern Senior Executive Vice President, Chief Financial Officer & Treasurer Macerich Company

EXECUTIVE AND SENIOR MANAGEMENT

Jordan L. Kaplan President and Chief Executive Officer	Kenneth M. Panzer Chief Operating Officer	William Kamer Chief Financial Officer
Allan B. Golad SVP, Property Management	Theodore E. Guth Executive Vice President	Michael J. Means SVP, Commercial Leasing

INVESTOR RELATIONS

Mary C. Jensen
Vice President - Investor Relations
(310) 255-7751
Email Contact: mjensen@douglasemmett.com
Please visit our corporate website at: www.douglasemmett.com

Douglas Emmett, Inc.

CONSOLIDATED
FINANCIAL RESULTS

Douglas Emmett, Inc.	BALANCE SHEETS (in thousands)

	March 31, 2011	December 31, 2010
	(unaudited)
Assets
Investment in real estate:
Land	$851,679	$851,679
Buildings and improvements	5,227,500	5,226,269
Tenant improvements and lease intangibles	602,993	592,735
Investment in real estate, gross	6,682,172	6,670,683
Less: accumulated depreciation	(971,076)	(913,923)
Investment in real estate, net	5,711,096	5,756,760

Cash and cash equivalents	308,536	272,419
Tenant receivables, net	1,943	1,591
Deferred rent receivables, net	52,358	48,933
Interest rate contracts	52,817	52,528
Acquired lease intangible assets, net	8,377	9,356
Investment in unconsolidated real estate funds	109,625	110,920
Other assets	29,893	26,782
Total assets	$6,274,645	$6,279,289

Liabilities
Secured notes payable	$3,664,740	$3,658,000
Unamortized non-cash debt premium	5,336	10,133
Interest rate contracts	76,710	99,687
Accrued interest payable	13,513	12,789
Accounts payable and accrued expenses	47,048	45,004
Acquired lease intangible liabilities, net	103,903	110,244
Security deposits	32,329	31,850
Dividends payable	12,430	12,413
Total liabilities	3,956,009	3,980,120

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,243	1,241
Additional paid-in capital	2,335,144	2,332,307
Accumulated other comprehensive income (loss)	(34,351)	(58,765)
Accumulated deficit	(460,501)	(447,722)
Total Douglas Emmett, Inc. stockholders' equity	1,841,535	1,827,061
Noncontrolling interests	477,101	472,108
Total equity	2,318,636	2,299,169
Total liabilities and equity	$6,274,645	$6,279,289

Douglas Emmett, Inc.	QUARTERLY OPERATING RESULTS (unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
Revenues:
Office rental:
Rental revenues	$99,210	$98,747
Tenant recoveries	9,325	6,478
Parking and other income	16,860	15,551
Total office revenues	125,395	120,776

Multifamily rental:
Rental revenues	16,045	15,899
Parking and other income	1,151	1,112
Total multifamily revenues	17,196	17,011

Total revenues	142,591	137,787

Operating Expenses:
Office expenses	40,604	36,114
Multifamily expenses	4,749	4,568
General and administrative	7,486	5,850
Depreciation and amortization	57,153	55,332
Total operating expenses	109,992	101,864

Operating income	32,599	35,923

Other income	256	246
Loss, including depreciation, from unconsolidated real estate funds	(1,524)	(1,504)
Interest expense	(31,676)	(45,134)
Net loss	(345)	(10,469)
Less: Net (income) loss attributable to noncontrolling interests	(4)	2,182
Net loss attributable to common stockholders	$(349)	$(8,287)

Net loss per common share – basic and diluted(1)	$(0.00)	$(0.07)

Weighted average shares of common stock outstanding – basic and diluted (1)	124,210	121,644

(1)
Basic and diluted shares are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and include common stock plus dilutive equity instruments, as appropriate.  Since we were in a net loss position during the three months ended March 31, 2011 and 2010, all potentially dilutive instruments are anti-dilutive and have been excluded from our computation of weighted average dilutive shares outstanding.  This amount excludes OP units and vested LTIP units (Long-Term Incentive Plan units that are limited partnership units in our OP), which are included in the non-GAAP calculation of diluted shares on the “Corporate Data” page preceding this section.

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS (unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
Funds From Operations (FFO)
Net loss attributable to common stockholders	$(349)	$(8,287)
Depreciation and amortization of real estate assets	57,153	55,332
Net loss attributable to noncontrolling interests	4	(2,182)
Amortization of swap termination fee (1)	4,430	-
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	3,120	3,209
FFO	$64,358	$48,072

Adjusted Funds From Operations (AFFO)
FFO	$64,358	$48,072
Straight-line rent adjustment	(3,425)	(2,194)
Amortization of acquired above and below market leases	(5,362)	(7,290)
Amortization of interest rate contracts and loan premium	(3,189)	3,369
Amortization of prepaid financing	1,379	421
Recurring capital expenditures, tenant improvements and leasing commissions	(7,838)	(6,906)
Non-cash compensation expense	2,479	5,179
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	(569)	(622)
AFFO	$47,833	$40,029

Weighted average share equivalents outstanding - fully diluted	157,983	156,124
FFO per share- fully diluted	$0.41	$0.31
Dividends per share declared	$0.10	$0.10
AFFO payout ratio	32.69%	38.84%

NOTE: Our definitions of FFO and AFFO are contained on the page titled "Definitions" which follows.

(1)
$4.43 million of GAAP non-cash interest expense was included in our results for the first quarter of 2011, reflecting the amortization of the residual Accumulated Other Comprehensive Income (AOCI) balance from interest rate swaps we terminated in November 2010.  We add this non-cash amortization back to calculate FFO, since we recorded the full impact of the swap termination payment in FFO in the fourth quarter of 2010.  The residual AOCI balance will be fully amortized under GAAP in August 2011.

Douglas Emmett, Inc.	SAME PROPERTY STATISTICAL AND FINANCIAL DATA (unaudited and in thousands, except statistics)

	As of March 31,
	2011	2010
Same Property Office Statistics
Number of properties	49	49
Rentable square feet	11,891,552	11,891,147
% leased	89.7%	91.3%
% occupied	87.8%	90.4%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
% leased	99.6%	99.5%

	Three Months Ended March 31,		% Favorable
	2011	2010	(Unfavorable)
Same Property Net Operating Income - GAAP Basis
Total office revenues	$116,895	$120,776	(3.2	) %
Total multifamily revenues	17,196	17,011	1.1
Total revenues	134,091	137,787	(2.7)

Total office expense	(37,180)	(36,114)	(3.0)
Total multifamily expense	(4,749)	(4,568)	(4.0)
Total property expense	(41,929)	(40,682)	(3.1)

Same Property NOI - GAAP basis	$92,162	$97,105	(5.1	) %

Same Property Net Operating Income - Cash Basis
Total office revenues	$109,185	$112,216	(2.7	) %
Total multifamily revenues	16,339	16,132	1.3
Total revenues	125,524	128,348	(2.2)

Total office expense	(37,225)	(36,159)	(2.9)
Total multifamily expense	(4,749)	(4,568)	(4.0)
Total property expense	(41,974)	(40,727)	(3.1)

Same Property NOI - cash basis	$83,550	$87,621	(4.6	) %

NOTE: Our definitions of NOI, same property and cash basis are contained on the page titled "Definitions" which follows.

Douglas Emmett, Inc.	RECONCILIATION OF SAME PROPERTY NOI TO GAAP NET INCOME (LOSS) (unaudited and in thousands)

	Three months ended March 31,
	2011	2010
Same property office revenues - cash basis	$109,185	$112,216
GAAP adjustments	7,710	8,560
Same property office revenues - GAAP basis	116,895	120,776

Same property multifamily revenues - cash basis	16,339	16,132
GAAP adjustments	857	879
Same property multifamily revenues - GAAP basis	17,196	17,011

Same property revenues - GAAP basis	134,091	137,787

Same property office expenses - cash basis	(37,225)	(36,159)
GAAP adjustments	45	45
Same property office expenses - GAAP basis	(37,180)	(36,114)

Same property multifamily expenses - cash basis	(4,749)	(4,568)
GAAP adjustments	-	-
Same property multifamily expenses - GAAP basis	(4,749)	(4,568)

Same property expenses - GAAP basis	(41,929)	(40,682)

Same property Net Operating Income (NOI) - GAAP basis	92,162	97,105
Non-comparable office revenues	8,500	-
Non-comparable office expenses	(3,424)	-
Total property NOI - GAAP basis	97,238	97,105
General and administrative expenses	(7,486)	(5,850)
Depreciation and amortization	(57,153)	(55,332)
Operating income	32,599	35,923
Other income	256	246
Loss, including depreciation, from unconsolidated real estate funds	(1,524)	(1,504)
Interest expense	(31,676)	(45,134)
Net loss	(345)	(10,469)
Less: Net (income) loss attributable to noncontrolling interests	(4)	2,182
Net loss attributable to common stockholders	$(349)	$(8,287)

NOTE: Our definitions of NOI, same property and cash basis are contained on the page titled "Definitions" which follows.

Douglas Emmett, Inc.	OPERATING RESULTS OF UNCONSOLIDATED REAL ESTATE FUNDS (unaudited and in thousands)

	Three Months Ended March 31,
Summary Income Statement of Unconsolidated Real Estate Funds	2011	2010

Office revenues	$14,198	$11,405
Office expenses	(5,866)	(4,893)
NOI	8,332	6,512
General and administrative	(54)	(36)
Depreciation and amortization	(7,249)	(6,964)
Operating income (loss)	1,029	(488)
Other income (expense)	(36)	(68)
Interest expense	(5,875)	(5,041)
Net loss	$(4,882)	$(5,597)

FFO of Unconsolidated Real Estate Funds
Net loss	$(4,882)	$(5,597)
Add back: depreciation and amortization	7,249	6,964
FFO	$2,367	$1,367

	Three Months Ended March 31,
Douglas Emmett's Share of the Unconsolidated Real Estate Funds	2011(1)	2010(1)

Our share of the unconsolidated real estate funds' net loss	$(2,268)	$(2,732)
Add back: our share of the funds' depreciation and amortization	3,274	3,400
Equity allocation and basis difference	744	1,228
Our share of the unconsolidated real estate funds' FFO	$1,750	$1,896

NOTE: Our definitions of NOI and FFO are contained on the page titled "Definitions" which follows.

(1)	Includes a 48.82% interest in Douglas Emmett Fund X, LLC (Fund X) and, in 2011 only, an aggregate 21.52% interest in the properties owned by Douglas Emmett Partnership X and its subsidiaries.

Douglas Emmett, Inc.	DEFINITIONS

Funds From Operations (FFO):  We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, by excluding real estate depreciation and amortization and gains and losses from property dispositions, it can illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO can be used by investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to those other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute measure for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO):  Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe can be a useful supplemental measure of our performance.  We compute AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and straight-line rents, and then subtracting recurring capital expenditures, tenant improvements and leasing commissions.  AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to stockholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income is the most directly comparable GAAP financial measure to AFFO.  We also believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to that of other REITs.

Net Operating Income (NOI):  Reported net income (or loss) is computed in accordance with GAAP.  In contrast, net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  Although NOI is considered a non-GAAP measure, we present NOI on a “GAAP basis” by using property revenues and expenses calculated in accordance with GAAP.  The most directly comparable GAAP measure to NOI is net income (or loss), adjusted to exclude general and administrative expense, depreciation and amortization expense, interest income, interest expense, income from unconsolidated partnerships, income (or loss) attributable to noncontrolling interests, gains (or losses) from sales of depreciable operating properties, net income from discontinued operations and extraordinary items.  We use NOI as a supplemental performance measure because, by excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it can illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that NOI can be useful to investors as a basis to compare our operating performance with that of other REITs. However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations). Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a substitute measure for cash flow from operating activities computed in accordance with GAAP.

Same Property NOI:  To facilitate a comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us, and reported in our consolidated results, during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold, contributed or otherwise removed from our consolidated financial statements before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

Cash Basis NOI:  NOI as defined above includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP, and is specifically labeled as “GAAP basis.”  We also believe that NOI calculated on a cash basis can be useful for investors to understand our operations.  Cash basis NOI is also a non-GAAP measure, which we calculate by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.  Accordingly, cash basis NOI should be considered only as a supplement to net income as a measure of our performance.  Cash basis NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  Cash basis NOI should not be used as a substitute measure for cash flow from operating activities computed in accordance with GAAP.

Douglas Emmett, Inc.	DEBT BALANCES as of March 31, 2011 (unaudited and in thousands)

	Maturity Date(1)		Principal Balance		Variable Rate		Effective Annual Fixed Rate(2)		Swap Maturity Date(1)

Term Loans (3)	08/31/12		$803,600		LIBOR + 0.85%		--		--
			322,500		LIBOR + 0.85%		4.98%		08/01/11
			322,500		LIBOR + 0.85%		5.02%		08/01/12
Term Loan - Unconsolidated Fund (4)	08/19/13		178,193		LIBOR + 1.65%		5.52%		09/04/12
Term Loan - Consolidated Joint Venture (5)	03/03/14		10,760		LIBOR + 1.85%		--		--
Fannie Mae Loan (6)	02/01/15		36,920		DMBS + 0.60%	(7)	5.78%		08/01/11
			75,000		DMBS + 0.76%	(7)	4.86%		08/01/11
Term Loan (8)	04/01/15		340,000		LIBOR + 1.50%		4.77%		01/02/13
Fannie Mae Loan (8)	02/01/16		82,000		LIBOR + 0.62%		5.62%		03/01/12
Term Loan - Unconsolidated Fund (9)	04/01/16		12,047		--		5.67%		--
Fannie Mae Loans (8)	06/01/17		18,000		LIBOR + 0.62%		5.82%		06/01/12
Term Loan (8)	10/02/17		400,000		LIBOR + 2.00%		4.45%		07/01/15
Term Loan (8)	04/02/18		510,000		LIBOR + 2.00%		4.12%	(10)	04/01/16
Term Loan (11)	03/01/20	(12)	350,000		--		4.46%		--
Fannie Mae Loans (8)	11/02/20		388,080		LIBOR + 1.65%		3.65%		11/01/17
Total consolidated and unconsolidated debt			$3,849,600	(13)

(1)	As of March 31, 2011, the weighted average remaining life of our consolidated outstanding debt was 4.6 years, and the weighted average remaining life of the interest rate swaps is 2.1 years.
(2)
Includes the effect of interest rate contracts and excludes amortization of loan fees.  At March 31, 2011, the consolidated effective rate of our debt whose interest rate was fixed going forward was 4.54% on an actual/360-day basis, which equates to 4.60% on an actual/365-day basis.

(3)
Includes a group of five separate loans aggregating approximately $1.45 billion (seven at December 31, 2010 aggregating $2.30 billion) each secured by a separate collateralized pool of properties.  Originally, the interest rates on all of these loans were effectively fixed by swaps.  As shown in the table, because of the expiration of certain of these swaps, only certain of the debt remained effectively fixed as of March 31, 2011.  Requires monthly payments of interest only, with outstanding principal due upon maturity.

(4)
Represents our share of a $365 million loan held by one of our unconsolidated real estate funds in which our Operating Partnership owns an equity interest.  Secured by six properties in a collateralized pool.  Requires monthly payments of interest only, with outstanding principal due upon maturity.

(5)	Represents our share of a $16.14 million loan held by a consolidated entity in which our Operating Partnership owns a two-thirds interest.
(6)	Secured by one property, requiring monthly payments of interest only with outstanding principal due upon maturity. The loan has two tranches aggregating $111.92 million with different interest rates.
(7)
Fannie Mae Discount Mortgage-Backed Security (DMBS) has historically tracked 90-day LIBOR, although volatility may exist between the two rates, resulting in an immaterial amount of swap ineffectiveness.

(8)	Each loan is secured by a separate collateral pool consisting of one or more properties, requiring monthly payments of interest only with outstanding principal due upon maturity
(9)
Represents our share of an amortizing term loan with a principal balance at March 31, 2011 of approximately $56 million, which was assumed by one of our unconsolidated real estate funds in which our Operating Partnership owns an equity interest.  Requires monthly payments of principal and interest.

(10)
In March 2011, we entered into an interest rate swap contract, effective April 1, 2011, that effectively fixed the interest rate on this $510 million facility at 4.12% (or 4.18% on an actual/365-day basis) with a maturity of April 1, 2016.

(11)
Secured by seven properties in a collateralized pool. Bears interest at a fixed interest rate of 4.46% until March 1, 2018 and a floating interest rate thereafter.  Monthly interest payments are interest-only for the first three years, with principal amortization thereafter based upon a 30-year amortization table.

(12)	Represents maturity date of March 1, 2018 which we may extend to March 1, 2020, subject to certain conditions.
(13)	Excludes an unamortized non-cash debt premium of $5,336 representing the mark-to-market adjustment recorded on all variable rate debt outstanding at the time of our IPO.

Douglas Emmett, Inc.

PORTFOLIO DATA

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY (1) as of March 31, 2011

Submarket	Number of Properties	Rentable Square Feet (2)	Square Feet as a Percent of Total

West Los Angeles
Brentwood	14	1,700,876	11.6%
Olympic Corridor	5	1,097,924	7.5
Century City	3	915,980	6.3
Santa Monica	8	970,185	6.6
Beverly Hills	6	1,344,275	9.2
Westwood	2	396,807	2.7
San Fernando Valley
Sherman Oaks/Encino	11	3,181,171	21.8
Warner Center/Woodland Hills	3	2,855,875	19.6
Tri-Cities
Burbank	1	420,949	2.9
Honolulu	4	1,716,268	11.8
Total	57	14,600,310	100.0%

(1)
All properties are 100% owned except 7 properties totaling 1.8 million square feet owned by our unconsolidated real estate funds and a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest.

(2)
Based on BOMA 1996 remeasurement.  Total consists of 12,748,703 leased square feet, 1,645,639 available square feet, 95,918 building management use square feet, and 110,050 square feet of BOMA 1996 adjustment on leased space.

Douglas Emmett, Inc.	OFFICE PORTFOLIO PERCENT LEASED AND IN-PLACE RENTS(1) as of March 31, 2011

Submarket	Percent Leased(2)	Annualized Rent(3)	Annualized Rent Per Leased Square Foot (4)	Monthly Rent Per Leased Square Foot
West Los Angeles
Brentwood	88.8%	$57,008,391	$39.18	$3.26
Olympic Corridor	87.0	31,377,076	34.04	2.84
Century City	95.5	32,416,037	37.92	3.16
Santa Monica (5)	94.0	48,016,182	53.40	4.45
Beverly Hills	88.8	47,744,559	41.61	3.47
Westwood	87.4	12,860,133	37.78	3.15
San Fernando Valley
Sherman Oaks/Encino	90.2	87,665,417	32.19	2.68
Warner Center/Woodland Hills	81.7	66,292,769	29.54	2.46
Tri-Cities
Burbank	100.0	14,243,935	33.84	2.82
Honolulu	89.5	47,018,986	32.65	2.72

Total / Weighted Average	88.7	$444,643,485	35.72	2.98

Recurring Capital Expenditures (1)
- Office (per rentable square foot) for the three months ended March 31, 2011			$0.03

(1)
All properties are 100% owned except 7 properties totaling 1.8 million square feet owned by our unconsolidated real estate funds and a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest.

(2)	Includes 300,852 square feet with respect to signed leases not yet commenced.
(3)
Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) under leases commenced as of March 31, 2011 (does not include 300,852 square feet with respect to signed leases not yet commenced). The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)	Represents annualized rent divided by leased square feet (excluding 300,852 square feet with respect to signed leases not commenced).
(5)	Includes $1,332,386 of annualized rent attributable to our corporate headquarters at our Lincoln/Wilshire property.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY as of March 31, 2011

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

West Los Angeles
Brentwood	5	950	33%
Santa Monica	2	820	29
Honolulu	2	1,098	38
Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent (1)	Monthly Rent Per Leased Unit

West Los Angeles
Brentwood	99.3%	$22,403,746	$1,980
Santa Monica(2)	99.5	21,175,968	2,163
Honolulu	100.0	18,123,576	1,375
Total / Weighted Average	99.6	$61,703,290	1,800

Recurring Capital Expenditures
- Multifamily (per unit) for the three months ended March 31, 2011			$59

(1)	Represents annualized monthly multifamily rental income under leases commenced as of March 31, 2011.
(2)	Excludes 10,013 square feet of ancillary retail space, which generated $310,221 of annualized rent as of March 31, 2011.

Douglas Emmett, Inc.	TENANT DIVERSIFICATION (1) (1.0% or Greater of Annualized Rent) as of March 31, 2011

	Number of Leases	Number of Properties	Lease Expiration(2)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent(3)	Percent of Annualized Rent

Time Warner(4)	4	4	2013-2020	625,748	4.3%	$21,162,491	4.8%
William Morris Endeavor(5)	3	1	2011-2019	146,518	1.0	7,121,226	1.6
AIG (Sun America Life Insurance)	1	1	2013	182,010	1.2	6,030,177	1.3
Bank of America(6)	13	10	2011-2018	138,832	1.0	5,815,230	1.3
The Macerich Partnership, L.P.	1	1	2018	90,832	0.6	4,446,387	1.0
Total	22	17		1,183,940	8.1%	$44,575,511	10.0%

(1)
All properties are 100% owned except 7 properties totaling 1.8 million square feet owned by our unconsolidated real estate funds and a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest.

(2)	Expiration dates are per leases and do not assume exercise of renewal, extension or termination options. For tenants with multiple leases, expirations are shown as a range.
(3)
Represents annualized monthly cash base rent under leases commenced as of March 31, 2011.  The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)
Includes a 10,000 square foot lease expiring in October 2013, a 150,000 square foot lease expiring in April 2016, a 421,000 square foot lease expiring in September 2019 and a 45,000 square foot lease expiring in December 2020.

(5) (6)
Includes a 10,000 square foot lease expiring in August 2011, a 2,000 square foot lease expiring in March 2014 and a 134,000 square foot lease expiring in June 2019.
The notable leases include a 2,000 square foot lease expiring in May 2011, a 16,000 square foot lease expiring in July 2011 of which 11,000 square feet was renewed with a new expiration date in October 2014, a 6,000 square foot lease expiring in May 2012, an 8,000 square foot lease expiring in July 2013, a 7,000 square foot lease expiring in March 2014, a 9,000 square foot lease expiring in September 2014, an 11,000 square foot lease expiring in November 2014, a 4,000 square foot lease expiring in February 2015, a 41,000 square foot lease expiring in February 2015, a 23,000 square foot lease expiring in December 2015, and a 12,000 square foot lease expiring in March 2018; as well as a small ATM lease.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION (1) as of March 31, 2011

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	451	18.3%
Financial Services	287	14.4
Entertainment	128	12.3
Real Estate	179	9.7
Accounting & Consulting	266	9.4
Health Services	315	8.2
Insurance	108	8.1
Retail	198	7.1
Technology	88	4.2
Advertising	64	2.8
Public Administration	63	2.4
Educational Services	19	1.3
Other	79	1.8
Total	2,245	100.0%

(1)
All properties are 100% owned except 7 properties totaling 1.8 million square feet owned by our unconsolidated real estate funds and a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest.

Douglas Emmett, Inc.	LEASE DISTRIBUTION (1) as of March 31, 2011

	Number of Leases	Leases as a Percent of Total	Rentable Square Feet (2)		Square Feet as a Percent of Total	Annualized Rent(3)	Annualized Rent as a Percent of Total

2,500 or less	1,153	51.4%	1,525,014		10.5%	$56,490,442	12.7%
2,501-10,000	796	35.4	3,853,926		26.4	137,173,878	30.8
10,001-20,000	197	8.8	2,747,528		18.8	99,731,313	22.4
20,001-40,000	73	3.2	2,005,654		13.8	69,147,501	15.6
40,001-100,000	20	0.9	1,186,490		8.1	43,891,372	9.9
Greater than 100,000	6	0.3	1,129,239		7.7	38,208,979	8.6
Subtotal	2,245	100.0%	12,447,851	(5)	85.3%	444,643,485	100.0%
Available	-	-	1,645,639		11.3	-	-
BOMA Adjustment(4)	-	-	110,050		0.7	-	-
Building Management Use	-	-	95,918		0.6	-	-
Signed leases not commenced	-	-	300,852		2.1	-	-
Total	2,245	100.0%	14,600,310		100.0%	$444,643,485	100.0%

(1)
All properties are 100% owned except 7 properties totaling 1.8 million square feet owned by our unconsolidated real estate funds and a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest.

(2)
Based on BOMA 1996 remeasurement. Total consists of 12,748,703 leased square feet (includes 300,852 square feet with respect to signed leases not commenced), 1,645,639 available square feet, 95,918  building management use square feet and 110,050 square feet of BOMA 1996 adjustment on leased space.

(3)
Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) under leases commenced as of March 31, 2011 (does not include 300,852 square feet with respect to signed leases not yet commenced). The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.
(5)	Average tenant size is approximately 5,500 square feet. Median is approximately 2,400 square feet.

Douglas Emmett, Inc.	LEASE EXPIRATIONS (1) as of March 31, 2011

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Feet(2)	Expiring Square Feet as a Percent of Total	Annualized Rent(3)	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(4)	Annualized Rent Per Leased Square Foot at Expiration(5)

Available	-	1,645,639	11.3%	$-	-%	$-	$-
2011	381	1,259,184	8.6	43,764,881	9.8	34.76	34.82
2012	445	1,775,212	12.2	63,629,130	14.3	35.84	36.93
2013	393	1,867,582	12.8	71,996,520	16.2	38.55	40.81
2014	322	1,697,282	11.6	59,797,068	13.5	35.23	38.04
2015	263	1,578,417	10.8	52,678,450	11.8	33.37	37.06
2016	202	1,397,819	9.6	47,535,739	10.7	34.01	37.92
2017	84	700,619	4.8	24,102,064	5.4	34.40	41.01
2018	56	511,788	3.5	22,094,304	5.0	43.17	51.88
2019	30	845,656	5.8	31,455,049	7.1	37.20	45.54
2020	41	413,672	2.8	13,327,265	3.0	32.22	42.98
Thereafter	28	400,620	2.8	14,263,015	3.2	35.60	46.50
BOMA Adjustment(6)	-	110,050	0.7	-	-	-	-
Building Management Use	-	95,918	0.6	-	-	-	-
Signed leases not commenced	-	300,852	2.1	-	-	-	-
Total/Weighted Average	2,245	14,600,310	100.0%	$444,643,485	100.0%	$35.72	$39.51

(1)
All properties are 100% owned except 7 properties totaling 1.8 million square feet owned by our unconsolidated real estate funds and a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest .

(2)
Based on BOMA 1996 remeasurement. Total consists of 12,748,703 leased square feet (includes 300,852 square feet with respect to signed leases not commenced), 1,645,639 available square feet, 95,918 building management use square feet, and 110,050 square feet of BOMA 1996 adjustment on leased space.

(3)
Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) under leases commenced as of March 31, 2011 (does not include 300,852 square feet with respect to signed leases not yet commenced). The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)	Represents annualized base rent divided by leased square feet.
(5)	Represents annualized base rent at expiration divided by leased square feet.
(6)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

Douglas Emmett, Inc.	QUARTERLY LEASE EXPIRATIONS – NEXT FOUR QUARTERS (1) as of March 31, 2011

Submarket		Q2 2011		Q3 2011		Q4 2011		Q1 2012

West Los Angeles
Brentwood	Expiring SF	123,494		44,930		71,684		77,430
	Rent per SF(2)	$38.51		$37.78		$44.32		$37.55
Olympic Corridor	Expiring SF	64,536		30,815		13,269		48,384
	Rent per SF(2)	$27.61		$32.03		$32.96		$34.27
Century City	Expiring SF	43,889		31,417		28,979		22,714
	Rent per SF(2)	$35.34		$33.96		$39.00		$38.07
Santa Monica	Expiring SF	17,426		12,166		49,543		9,168
	Rent per SF(2)	$28.67		$44.90		$45.71		$39.55
Beverly Hills	Expiring SF	21,668		66,773		26,142		47,046
	Rent per SF(2)	$33.14		$41.15		$45.16		$29.63
Westwood	Expiring SF	17,688		18,632		-		8,556
	Rent per SF(2)	$36.15		$43.92		-		$35.56
San Fernando Valley
Sherman Oaks/Encino	Expiring SF	67,762		79,163		80,521		135,241
	Rent per SF(2)	$29.68		$32.61		$30.54		$33.56
Warner Center/Woodland Hills	Expiring SF	25,678		30,758		84,439		70,262
	Rent per SF(2)	$27.14		$32.80		$29.44		$31.47
Tri-Cities
Burbank	Expiring SF	-		-		-		-
	Rent per SF(2)	-		-		-		-
Honolulu	Expiring SF	61,200		53,163		93,449		8,407
	Rent per SF(2)	$31.23		$31.34		$32.34		$32.50
Total	Expiring SF	443,341	(3)	367,817	(4)	448,026	(5)	427,208	(6)
	Rent per SF(2)	$32.85		$35.67		$36.06		$33.98

(1)
All properties are 100% owned except 7 properties totaling 1.8 million square feet owned by our unconsolidated real estate funds and a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest.

(2)
Represents annualized base rent (i.e., excludes tenant reimbursements, parking and other revenue) per leased square foot at expiration. The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)	As of March 31, 2011, 217,842 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending June 30, 2011.
(4)	As of March 31, 2011, 162,402 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending September 30, 2011.
(5)	As of March 31, 2011, 121,472 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending December 31, 2011.
(6)	As of March 31, 2011, 86,314 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending March 31, 2012.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY (1) for the three months ended March 31, 2011

Total Gross Leasing Activity
Rentable square feet		708,670
Number of leases		185

Gross New Leasing Activity
Rentable square feet		261,110
Number of leases		81

Gross Renewal Leasing Activity
Rentable square feet		447,560
Number of leases		104

Net Absorption
Leased rentable square feet		12,486

Cash Rent Change (2)
Expiring Rate		$34.32
New/Renewal Rate		$29.61
Change		-13.7%

Straight-Line Rent Change (3)
Expiring Rate		$31.91
New/Renewal Rate		$29.85
Change		-6.5%

Weighted Average Lease Terms
New (in months)		59
Renewal (in months)		45
Blended (in months)		50

Tenant Improvement and Leasing Commissions (4)	Total Lease Transaction Costs	Annual Lease Transaction Costs
New leases	$21.30	$4.36
Renewal leases	$11.67	$3.09
Blended	$15.22	$3.63

(1)
All properties are 100% owned except 7 properties totaling 1.8 million square feet owned by our unconsolidated real estate funds and a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest.

(2)	Represents the difference between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents on the same space.
(3)	Represents a comparison between straight-line rent on expiring leases and the straight-line rent for new and renewal leases on the same space.
(4)	Per rentable square foot. Represents weighted average lease transaction costs based on the leases executed in the current quarter in our properties.